UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 2, 2021
J2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 S. Flower Street, 15th Floor
Los Angeles, California 90017
(Address of principal executive offices)

(323) 860-9200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JCOM	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 2, 2021, J2 Global, Inc. (“J2”) entered into a First Amendment (the “Amendment”) to Credit Agreement, dated as of April 7, 2021 (the “Existing Credit Agreement”), by and among J2, the subsidiaries of J2 party thereto as guarantors, Citicorp North America Inc. and MUFG Union Bank, N.A., as lenders (collectively, the “Lenders”) and MUFG Union Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”). The Amendment (i) provides for the issuance of a senior secured term loan under the Existing Credit Agreement, in an aggregate principal amount of $405,000,000 (the “Bridge Loan Facility”), (ii) permits the spin-off of a portion of J2’s cloud services business into a new publicly traded company, and (iii) provides for certain other changes to the Existing Credit Agreement as set forth in the Amendment. Citicorp North America, Inc. has committed to provide $243,000,000 of the Bridge Loan Facility and MUFG Union Bank, N.A. has committed to provide $162,000,000 of the Bridge Loan Facility.

The loans under the Bridge Loan Facility (the “Bridge Loans”) shall bear interest at a rate per annum equal to (i) initially upon funding of the Bridge Loans, either a base rate plus 2.00%, or a LIBOR rate plus 3.00%, (ii) from six months after the funding date of the Bridge Loans until twelve months after the funding date of the Bridge Loans, either a base rate plus 2.50%, or a LIBOR rate plus 3.50%, and (iii) from twelve months after the funding date of the Bridge Loans until repayment of the Bridge Loans, either a base rate plus 3.00% or a LIBOR rate plus 4.00%. The Bridge Loan Facility will mature on the date that is 364 days after the funding date of the Bridge Loans, with two automatic extensions, each for an additional three months, if SEC approval of the spin-off transaction is still outstanding. The proceeds of the Bridge Loan Facility will be used to redeem J2’s 3.25% convertible senior notes due 2029 (as described below).

J2 is required to pay a funding fee of 0.50% of the aggregate principal amount of Bridge Loans made on the funding date thereof, as well as a duration fee of 0.25% of the aggregate principal amount of outstanding Bridge Loans on the sixth-month anniversary of the funding of the Bridge Loans, and a fee of 0.50% of the aggregate principal amount of outstanding Bridge Loans on each of the nine-month, twelve-month and fifteen-month anniversaries of the funding of the Bridge Loans.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On June 2, 2021, J2 Global, Inc. announced that it has issued a notice of redemption to holders of its outstanding 3.25% convertible senior notes due 2029 (CUSIP Number 48123V AC6) (the “Notes”) announcing its intention to redeem all outstanding Notes in full on August 2, 2021 in accordance with the terms of the indenture governing the Notes.

The Notes may be converted at any time before the close of business (which is 5:00 p.m., New York City time), on July 28, 2021, the third scheduled trading day immediately preceding the redemption date. J2 Global will settle the conversion obligation by combination settlement in accordance with the indenture for the Notes. A copy of the press release announcing the issuance of the notice of redemption is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Credit Agreement, dated as of June 2, 2021, by and among J2 Global, Inc., the subsidiaries of J2 Global, Inc. party thereto as guarantors, Citicorp North America Inc. and MUFG Union Bank, N.A., as lenders, and MUFG Union Bank, N.A., as administrative agent for the lenders.

99.1	Press Release dated June 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J2 Global, Inc. (Registrant)

Date:	June 2, 2021	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel